Exhibit 99.1

DIRECTV to Acquire EchoStar’s Video Distribution Business, Including DISH TV and Sling TV

Will Provide U.S. Consumers with More Flexibility and Better Value in the Highly Competitive Video Industry Currently Dominated by Large Tech Companies and Programmers

DIRECTV Will Be Better Able to Work with Programmers to Deliver to Consumers Smaller Content Packages at Lower Price Points

Combined Company Will Be Better Able to Bring Together Multiple Content Sources in One Easily Accessible Place

Improves EchoStar’s Financial Profile as It Continues to Enhance and Further Deploy Its Nationwide 5G Open RAN Wireless Network

DIRECTV to Host Conference Call Today at 9:30 AM ET

EchoStar to Host Conference Call Today at 8:30 AM ET

El Segundo, Calif. and Englewood, Colo., September 30, 2024 — DIRECTV (the “Company”) and EchoStar (NASDAQ: SATS) today announced that they have entered into a definitive agreement under which DIRECTV will acquire EchoStar’s video distribution business DISH DBS (“DISH”), including DISH TV and Sling TV, through a debt exchange transaction. The combination of DIRECTV and DISH will benefit U.S. video consumers by creating a more robust competitive force in a video industry dominated by streaming services owned by large tech companies and programmers. The transaction will provide consumers with compelling video options while separately improving EchoStar’s financial profile as it continues to enhance and further deploy its nationwide 5G Open RAN wireless network.

“DIRECTV operates in a highly competitive video distribution industry,” said Bill Morrow, Chief Executive Officer, DIRECTV. “With greater scale, we expect a combined DIRECTV and DISH will be better able to work with programmers to realize our vision for the future of TV, which is to aggregate, curate, and distribute content tailored to customers’ interests, and to be better positioned to realize operating efficiencies while creating value for customers through additional investment.”

“This agreement is in the best interests of EchoStar’s customers, shareholders, bondholders, employees, and partners,” said Hamid Akhavan, President and Chief Executive Officer, EchoStar. “With an improved financial profile, we will be better positioned to continue enhancing and deploying our nationwide 5G Open RAN wireless network. This will provide U.S. wireless consumers with more choices and help to drive innovation at a faster pace. We expect DISH and EchoStar bondholders to benefit from two companies with stronger financial profiles and more sustainable capital structures.”

“DIRECTV was founded 30 years ago to give consumers greater choices than incumbent cable companies for video content, and the Company’s acquisition of DISH TV and Sling TV positions it to again provide more choices and better value in an industry currently dominated by large streaming platforms,” said David Trujillo and John Flynn, Partners at TPG. “Our ability to execute these transactions, alongside our proposed acquisition of AT&T’s 70% stake in DIRECTV announced earlier today, exemplifies the unique capabilities of the TPG platform and our experienced sector-focused investment approach as we support DIRECTV’s continued investment in innovating the next generation of video services that benefit consumers.”

Compelling Transaction Benefits

A combination of DIRECTV and DISH will help the new company provide consumers with more choices and better value. The combined video company is expected to:

•	Have increased scale to incentivize programmers to allow DIRECTV to deliver smaller packages at lower price points.

•	Be better positioned to bring together multiple content sources in one easily accessible place.

•	Have an enhanced ability to make the investments required to improve its streaming services.

•	Improve the viability of the satellite platform by realizing efficiencies of some shared fixed infrastructure and operating expenses.

•	Continue to provide the broadest array of programming and diverse voices available on pay TV, including local news.

The transaction will also benefit U.S. wireless consumers by allowing EchoStar to focus on enhancing and further deploying its 5G Open RAN cloud-native wireless network. This transaction will:

•	Alleviate a material portion of EchoStar’s financial constraints.

•	Free up operational and financial resources that EchoStar can dedicate to its mission of deploying a nationwide facilities-based wireless service to compete with dominant incumbent wireless carriers.

•	Benefit consumers by enabling EchoStar (through its Boost Mobile brand) to strengthen its position as the fourth facilities-based carrier in the U.S.

•	Enable EchoStar to further leverage its satellite assets and experience, including developing innovative direct-to-device (D2D) solutions.

Highly Competitive Industry

The video distribution industry has undergone a massive transformation and is highly competitive, now dominated by streaming services owned by large tech companies and programmers.

•	Streaming services owned by large tech companies and programmers now have subscription numbers that far exceed those of pay TV distributors.

•	Content that was historically the mainstay of traditional pay TV – news, sports, and entertainment – is now available exclusively or first-run on direct-to-consumer streaming services.

•	The vast majority of consumers who leave satellite video are “cutting the cord” for streaming services – wherever they live.

o	Combined, DIRECTV and DISH have collectively lost 63% of their satellite customers since 2016.

o	Traditional pay TV penetration in U.S. households is now less than 50%.

Improve Both Companies’ Financial Profiles

The transaction is expected to strengthen the financial profiles of DIRECTV and EchoStar, creating opportunities for additional investment.

•	Upon transaction close, DIRECTV expects to have a leverage position just over 2.0x, and plans to reduce to under 2.0x within 12 months, consistent with its stated 1.5x - 2.0x financial policy on a pro forma basis. As a result, DIRECTV will have one of the best leverage profiles in the pay TV industry.

•	DIRECTV estimates that the combination of DIRECTV and DISH has the potential to generate cost synergies of at least $1 billion per annum. These synergies are expected to be achieved by the third anniversary of closing, assuming the closing is in late 2025.

•	The transaction will provide EchoStar with greater financial flexibility by improving its access to capital and reducing overall refinancing needs.

o	At close, EchoStar will have reduced its total consolidated debt (excluding financing leases and other notes payable) by approximately $11.7 billion and reduced its consolidated refinancing needs through 2026 by approximately $6.7 billion (excluding financing leases and other notes payable).

o	The transaction, in conjunction with the exchange offer announced today (the “Exchange Offer”), will also result in the termination of all Intercompany Obligations between DISH Network and DISH DBS and creates the ability for EchoStar to fully unencumber the 3.45-3.55 GHz spectrum, unlocking incremental strategic and operating flexibility.

Transaction Details

Under the terms of the purchase agreement, DIRECTV will acquire EchoStar’s video distribution business, including DISH TV and Sling TV, in exchange for a nominal consideration of $1 plus the assumption of DISH DBS net debt. DISH Network will also benefit from the releases of a substantial amount of intercompany receivables, including spectrum, but will have contractually limited access to the cash flow generated by its business between signing and closing. DISH DBS and DIRECTV have commenced the Exchange Offer for five different series of DISH DBS notes with a total face value of approximately $9.75 billion, including seeking certain consents from the holders of such notes to facilitate the acquisition. The indentures governing the new DISH DBS notes will provide for an amendment without the consent of holders of the new DISH DBS notes to allow for the mandatory exchange of such notes following receipt of certain regulatory approvals and provided the acquisition has been or will be consummated before the outside date described in the purchase agreement, into a reduced principal amount of DIRECTV debt which will have terms and collateral that mirror DIRECTV’s existing secured debt. Such mandatory exchange is conditioned, amongst other things, on an aggregate reduction in the principal amount of DISH DBS’ notes in such exchange of at least $1.568 billion. If noteholders do not accept the Exchange Offer on terms satisfactory to DIRECTV, including to the extent the above mentioned minimum principal reduction is not achieved, it has the right to terminate the acquisition without closing.

The transaction is subject to various closing conditions, including, but not limited to, a requisite amount of the outstanding DISH DBS notes being tendered into the Exchange Offer, completion of a pre-closing reorganization, and receipt of required regulatory approvals.

In addition, TPG Angelo Gordon and certain of its Co-Investors, as well as DIRECTV, provided $2.5 billion of financing to fully refinance DISH DBS’ November 2024 debt maturity. The proceeds of the funding will be distributed to DISH DBS via a secured intercompany loan to fully repay DISH DBS’ November 2024 debt maturity and for general corporate purposes. The financing can be exchanged or refinanced into DIRECTV debt at the closing of the acquisition.

“We built our business to provide bespoke financing solutions. We are pleased to partner with DIRECTV and DISH DBS on a transaction that is value-enhancing for all stakeholders,” said Ryan Mollett, Partner, and Michael Ginnings, Managing Director, TPG Angelo Gordon.

Leadership and Corporate Governance

Upon closing of this transaction, DIRECTV will be led by a proven management team that reflects the strengths and capabilities of both organizations. DIRECTV will continue to be led by Bill Morrow, DIRECTV’s Chief Executive Officer, and Ray Carpenter, DIRECTV’s Chief Financial Officer. The combined company will be headquartered in El Segundo, California.

TPG Inc. to Acquire AT&T’s 70% Stake in DIRECTV

TPG Inc. (NASDAQ: TPG) and AT&T Inc. (NYSE: T) today announced a definitive agreement under which TPG will acquire from AT&T the remaining 70% stake in DIRECTV that it does not already own. TPG will invest in DIRECTV through TPG Capital, the firm’s U.S. and European private equity platform. The transaction between TPG and AT&T is expected to close in the second half of 2025, subject to customary closing conditions. Completion of this transaction is not contingent on DIRECTV’s acquisition of DISH.

For more information on the terms of the change in ownership, please review the press release.

Timing and Approvals

The transaction, which the boards of directors of both companies have unanimously approved, is expected to close in the fourth quarter of 2025, subject to the receipt of regulatory approvals, the successful closing of the Exchange Offer, and the satisfaction of other customary closing conditions.

Please visit www.BrighterTVFuture.com for more information and updates about the transaction.

Advisors

PJT Partners is acting as lead financial advisor to DIRECTV. Barclays is acting as lead financial advisor to TPG. J.P. Morgan is acting as lead financial advisor to EchoStar. BofA Securities, Evercore, LionTree and Morgan Stanley also provided financial advice to DIRECTV and TPG. Ropes & Gray LLP, Crowell & Moring LLP and HWG LLP, are acting as legal counsel to DIRECTV. Ropes & Gray LLP, Cleary Gottlieb Steen & Hamilton LLP and Mintz, Levin are providing regulatory advice to TPG. White & Case LLP and Steptoe & Johnson PLLC are acting as legal counsel to EchoStar.

Respective Conference Call and Webcast Details

DIRECTV Details:

Time: 9:30 a.m. EDT

Dial-In: 1-833-470-1428

Conference ID: 751806

Webcast: https://www.netroadshow.com/events/login?show=b9ad3e01&confId=71772

EchoStar Details:

Time: 8:30 a.m. EDT

Dial-In: (877) 484-6065 (U.S.) and (201) 689-8846

Conference ID: 13749306

Presentation/Details: ir.echostar.com

About DIRECTV

As a leader in sports and entertainment for 30 years, DIRECTV provides industry-leading content and an amazing user experience with or without a satellite. By reimagining what is possible, DIRECTV’s mission is to aggregate, curate and deliver exceptional, innovative service tailored to customers’ interests. In 2023, DIRECTV elevated the customer experience by delivering Gemini, which can integrate customers’ content from their third-party streaming services onto a single one-stop, digital experience. At DIRECTV, the sports season never ends, and customers are treated to broadcasts of several major sports, including the NFL, MLB, NBA, NHL, and multiple domestic and international soccer leagues. DIRECTV provides customers the choice of watching sports, movies, and TV shows on their TVs at home or their favorite mobile devices via the DIRECTV app.

About EchoStar

EchoStar Corporation (Nasdaq: SATS) is a premier provider of technology, networking services, television entertainment and connectivity, offering consumer, enterprise, operator, and government solutions worldwide under its EchoStar®, Boost Mobile®, Sling TV, DISH TV, Hughes®, HughesNet®, HughesON™ and JUPITER™ brands. In Europe, EchoStar operates under its EchoStar Mobile Limited subsidiary and in Australia, the company operates as EchoStar Global Australia. For more information, visit www.echostar.com and follow EchoStar on X (Twitter) and LinkedIn.

©2024 EchoStar. Hughes, HughesNet, DISH and Boost Mobile are registered trademarks of one or more affiliate companies of EchoStar Corp.

Additional Information About the Transaction and Where to Find It

This press release references certain terms of the Exchange Offer but does not purport to be a comprehensive summary of the terms of the Exchange Offer. This press release shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities and, shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release has been prepared by DIRECTV (“we”, “us” or the “Company”) for informational purposes only and for the exclusive use of the recipient. All statements other than statements of historical fact included in this press release are forward-looking statements, which are subject to risks and uncertainties. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including the pending acquisition of DBS. These forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. In particular, the estimated cost synergies disclosed herein were projected by DIRECTV's management. DIRECTV may fail to realize, or not realize in the amounts anticipated or within the expected timeframe, the estimated synergies, because, among other factors, these cost synergies may require capital investment or integration expenses, and many of these cost savings can only be realized following negotiations with third parties, whose support and cooperation cannot be assured. We operate in a highly competitive, consumer and technology driven and rapidly changing business, regulatory and various other factors could adversely affect our business, financial condition and results of operations in the future and cause our actual results to differ materially from those contained in the forward-looking statements.  Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements.  Should one or more of these uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

DIRECTV

Investor Contact:

investors@directv.com

Media Contact:

media@directv.com

EchoStar

Investor and Media Contact:

news@dish.com